Exhibit 5.1


PHELPS DUNBAR, L.L.P.
365 Canal Street
Suite 2000
New Orleans, Louisiana 70130



                                December 1, 2000






Britton & Koontz Capital Corporation
500 Main Street

Natchez, MS 39120

To the Board of Directors:

         In our capacity as counsel for Britton & Koontz Capital Corporation, a Mississippi corporation ("Britton & Koontz" or the "Company"), we have represented Britton & Koontz in the negotiation of the merger (the "Merger") of Louisiana Bancshares, Inc., a Louisiana corporation ("Louisiana Bancshares"), with and into Britton & Koontz, and the issuance of shares of common stock of Britton & Koontz, $2.50 par value per share ("Britton & Koontz Stock"), including, without limitation, the issuance of Britton & Koontz Stock pursuant to that certain Registration Statement on Form S-8 to be filed by Britton & Koontz with the Securities and Exchange Commission (the "Registration Statement") with respect to the issuance of up to 47,124 shares of Britton & Koontz Stock..

         In furnishing this opinion, we have examined such documents and have made such investigation of matters of fact and law as we have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies.

         In rendering this opinion, we do not express any opinion concerning any law other than the law of the State of Mississippi and the federal law of the United States, and we do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

         Based upon and limited by the foregoing, and based upon legal considerations which we deem relevant and upon laws or regulations in effect as of the date hereof, we are of the opinion that:



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Britton & Koontz Capital Corporation
December 1, 2000

Page 2
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         1.       The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Mississippi.

         2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the Registration Statement, will be, validly issued, fully paid and non- assessable.

         We hereby expressly consent to the filing of this opinion with the Securities & Exchange Commission as an exhibit to the Registration Statement and to the reference to this opinion therein.

         This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.




                                                     Very truly yours,




                                                     PHELPS DUNBAR, L.L.P.

                                                     /s/ Phelps Dunbar, L.L.P.